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                                                                    EXHIBIT 12.1

                        PACKAGING RESOURCES INCORPORATED
                  STATEMENT RE COMPUTATION OF FINANCIAL RATIOS
                             (DOLLARS IN THOUSANDS)

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
                                                                             YEAR ENDED
                                                      --------------------------------------------------------   PRO FORMA
                                                       FEB. 29    FEB. 28    FEB. 28                  FEB. 29    YEAR ENDED
                                                        1992       1993       1994     FEB. 28 1995    1996     FEB. 29 1996
                                                      ---------  ---------  ---------  ------------  ---------  ------------
EBITDA:
  Net income (loss) before extraordinary item and
   cumulative effect of change in accounting
   principle........................................      1,517      3,161      7,278     (3,521)        1,333       (231)
  Income tax expense (benefit)......................      1,268      2,215      5,057     (1,980)        1,006       (175)
  Interest expense..................................      6,082      5,406      5,482      8,503        10,671     13,416
  Depreciation and amortization.....................      3,703      3,652      6,279     10,492         9,721      9,721
  Nonrecurring charge...............................     --         --         --          7,257        --           --
                                                      ---------  ---------  ---------     ------     ---------     ------
EBITDA..............................................     12,570     14,434     24,096     20,751        22,731     22,731
                                                      ---------  ---------  ---------     ------     ---------     ------
                                                      ---------  ---------  ---------     ------     ---------     ------
Earnings to fixed charge ratio:
  Fixed charges:
    Interest expense before deferred financing
     costs..........................................      5,487      4,813      4,777      7,655         9,011     12,823
    Interest element of rentals (1).................        393        359        694        849           687        687
    Amortization of deferred financing cost.........        595        593        705        848         1,660        593
                                                      ---------  ---------  ---------     ------     ---------     ------
  Total fixed charges...............................      6,475      5,765      6,176      9,352        11,358     14,103
Earnings:
  Net income (loss) before extraordinary item and
   cumulative effect of change in accounting
   principle........................................      1,517      3,161      7,278     (3,521)        1,333       (231)
  Income tax expense (benefit)......................      1,268      2,215      5,057     (1,980)        1,006       (175)
  Fixed charges.....................................      6,475      5,765      6,176      9,352        11,358     14,103
                                                      ---------  ---------  ---------     ------     ---------     ------
Total earnings......................................      9,260     11,141     18,511      3,851        13,697     13,697
Ratio of earnings to fixed charges..................       1.43       1.93       3.00       0.41(2)       1.21       0.97(2)
                                                      ---------  ---------  ---------     ------     ---------     ------
                                                      ---------  ---------  ---------     ------     ---------     ------
Ratio of EBITDA to interest expense:
  EBITDA............................................     12,570     14,434     24,096     20,751        22,731     22,731
  Interest expense..................................      6,082      5,406      5,482      8,503        10,671     13,416
                                                      ---------  ---------  ---------     ------     ---------     ------
Ratio of EBITDA to interest expense.................       2.07       2.67       4.40       2.44          2.13       1.69
                                                      ---------  ---------  ---------     ------     ---------     ------
                                                      ---------  ---------  ---------     ------     ---------     ------
Ratio of EBITDA to cash interest expense:
  EBITDA............................................     12,570     14,434     24,096     20,751        22,731     22,731
  Interest expense before deferred financing
   costs............................................      5,487      4,813      4,777      7,655         9,011     12,823
                                                      ---------  ---------  ---------     ------     ---------     ------
Ratio of EBITDA to cash interest expense............       2.29       3.00       5.04       2.71          2.52       1.77
                                                      ---------  ---------  ---------     ------     ---------     ------
                                                      ---------  ---------  ---------     ------     ---------     ------
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(1) Deemed to be approximately one-third of rental expenses.

(2) Ratio is less than one; therefore, ratio is not disclosed in Prospectus.